EXHIBIT 10.29

(Incentive Stock Option for Employee)

PRIVATEBANCORP, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of the date set forth on the signature page hereof by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the undersigned Optionee (“Optionee”). Except as otherwise indicated or defined in paragraph 1 hereof, all words with initial capitals shall have the same meaning as ascribed to them in the Plan. Optionee acknowledges receipt of a copy of the Plan.

WHEREAS, the Company desires to grant to Optionee an option (“Option”) to buy shares of the Company’s Common Stock, pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan (the “Plan”) and this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement:

(a) “Affiliate” means the Company and any other direct or indirect subsidiary of the Company.

(b) “Resignation” means Optionee’s relinquishment of employment with the Company and all Affiliates.

(c) “Retirement” means any Resignation or Termination of employment with the Company and all Affiliates, other than due to death or Termination for Cause, (i) on or after age 65 or (ii) on or after age 55 and completion of at least seven (7) years of service with the Company or any Affiliate.

(d) “Termination” means a termination of the employment of Optionee by the Company and all of its Affiliates for any reason, other than Resignation or a Termination For Cause, including, but not limited to, permanent disability (as determined by the Committee in accordance with the Code after receipt of medical advice) or death.

(e) “Termination Date” means the date on which a Resignation, Termination or Termination For Cause occurs.

(f) “Termination For Cause” means a termination of the employment of Optionee by the Company or any Affiliate for any of the following reasons:

(i) In the case where there is an employment, change in control or similar agreement in effect between Optionee and the Company or any Affiliate that defines “cause” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

(ii) In the case where there is no employment, change in control or similar agreement in effect between Optionee and the Company or any Affiliate, or where there is such an agreement but the agreement does not define “cause” (or similar words), the termination of Optionee’s employment due to:

(1) The commission by Optionee, as reasonably determined by the Committee, of any theft, embezzlement or felony against the Company or any Affiliates;

(2) The commission of an unlawful or criminal act by Optionee resulting in material injury to the business or property of the Company or Affiliates or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;

(3) The commission of an intentional act by Optionee in the performance of Optionee’s duties as an employee of the Company or any Affiliate amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Affiliates, all as reasonably determined by the Committee; or

(4) The habitual drunkenness or drug addiction of Optionee, as reasonably determined by the Committee.

2. Grant and Designation of Option. Upon the execution and delivery of this Agreement and the related Stock Option Certificate of even date herewith, and subject to the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Optionee the Option to purchase the aggregate number of shares of Common Stock set forth on the Stock Option Certificate at the price per share (“Option Price”) set forth on such Certificate, subject to any adjustment as provided in the Plan. The Option granted hereunder shall be treated as an incentive stock option within the meaning of Section 422 of the Code and shall be subject to the terms and conditions set forth in paragraph 17 below.

3. Term of Option. Subject to earlier termination, acceleration or cancellation of the Option as provided herein, the term of the Option shall be for a period ten (10) years from the date hereof. Subject to the provisions of this Agreement, the Option shall be exercisable at such times and as to such number of shares as determined on the schedule set forth on the Stock Option Certificate. Upon and after a Change in Control, Optionee shall be entitled to exercise the Option in whole or in part with respect to all of the shares covered thereby.

4. Method of Exercise.

(a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company (the “Exercise Notice”) at its offices at Ten North Dearborn Street, Suite 900, Chicago, Illinois 60602 (or such other offices of the Company which are hereinafter designated by the Company) to the attention of the Secretary of the Company. The Exercise Notice (i) shall state (A) the election to exercise the Option and (B) the total number of full shares in respect to which it is being exercised, and (ii) shall be signed by the person or persons exercising the Option.

(b) The Exercise Notice shall be accompanied by the Stock Option Certificate. Optionee shall pay the total amount due resulting from such exercise in any of the following forms: (i) by certified or cashier’s check for the full amount of the purchase price of such shares; (ii) by delivery of certificates for shares of Previously-Acquired Shares (or deemed delivery based on attestation to the ownership of Previously-Acquired Shares) having a Fair Market Value equal to the total payment due from Optionee; (iii) through a simultaneous exercise of Optionee’s Option and sale of the shares of Common Stock hereby acquired pursuant to a brokerage arrangement approved in advance by the Committee; or (iv) by a combination of the methods described in (i), (ii) and (iii) above. To the extent applicable, Optionee shall also pay the amount, in cash, of any federal, state and local income, Social Security and Medicare taxes required to be withheld as a result of the exercise, unless Optionee delivers Previously-Acquired Shares or elects to have the Company withhold from the shares purchased, shares having a Fair Market Value equal to such required tax withholding amount. The value of any shares withheld may not be in excess of the amount determined by applying Optionee’s marginal tax rates. Upon receipt of the foregoing, the Company shall issue the shares of Common Stock as to which the Option has been duly exercised and shall return the Stock Option Certificate, duly endorsed to reflect such exercise, to Optionee.

5. Restriction on Exercise. This Option may not be exercised if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Effect of Termination of Employment. The Option, to the extent not theretofore exercised, shall terminate on Optionee’s Termination Date, except that:

(a) in the event a Termination Date occurs due to Optionee’s Resignation or Termination (other than in circumstances described in paragraphs (b) or (c) below), Optionee may during the 90-day period following such Resignation or Termination exercise the Option to the extent such Option was exercisable on Optionee’s Termination Date;

(b) in the event a Termination Date occurs under circumstances that constitute Optionee’s Retirement, or in the event of a Termination Date after a Change in Control, Optionee may during the three-year period following such Termination Date exercise the Option to the extent such Option was exercisable on Optionee’s Termination Date;

(c) in the event a Termination Date occurs due to Optionee’s Termination due to death or Termination or Resignation due to permanent disability, Optionee or, in the event of death, Optionee’s representative may during the one-year period following such Termination or Resignation exercise the Option to the extent it was exercisable on Optionee’s Termination Date; and

(d) in the event of Optionee’s death during the 90-day or three-year period described in paragraphs (a) and (b) above, respectively, Optionee’s personal representative may, during the one-year period (or if longer, the remainder of the three-year period, if applicable) following the date of Optionee’s death, exercise the Option to the extent the Option was exercisable at the time of Optionee’s death;

provided, however, that in no event shall any Option be exercised after the expiration of the term of the Option as described in paragraph 3.

7. Effect of Termination for Cause.

(a) In the event of a Termination For Cause, all unexercised Options, whether vested or not vested, shall immediately terminate and all shares of Common Stock purchased hereunder within the one (1)-year period immediately preceding such Termination For Cause (the “Option Stock”), whether held by Optionee or one or more transferees, shall be subject to purchase by the Company pursuant to the terms and conditions set forth in this paragraph 7.

(b) The purchase price for shares of Common Stock purchased by the Company pursuant to this paragraph 7 will be equal to the Option Price paid therefor by Optionee.

(c) The Company may elect to purchase all (but not less than all) of the Option Stock by delivery of written notice (the “Purchase Notice”) to Optionee (and any permitted transferee of the Option Stock) within 60 days after the Termination Date. The Purchase Notice shall set forth the number of shares of Option Stock to be acquired from each holder and the aggregate consideration to be paid for such shares.

(d) The closing of any purchase transaction pursuant to this paragraph 7 shall take place on the date designated in the Purchase Notice, which date shall not be more than 30 and not less than 10 days after delivery of the Purchase Notice. The Company shall be entitled to receive customary representations and warranties with respect to the seller’s title to the shares of Option Stock to be purchased hereunder.

8. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of the Option or the acquisition of shares thereunder, Optionee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval.

9. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Optionee at the address set forth on the records of the Company, to the Company at the address set forth or established pursuant to paragraph 4, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Optionee may not assign any of Optionee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

14. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

15. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

16. Rights of Employment. In no event shall the granting of this Option or Optionee’s acceptance hereof give or be deemed to give Optionee any right to be retained in the employ of the Company.

17. Additional Terms Applicable to Incentive Stock Options. The following terms and conditions shall apply to this Option, which has been designated as an incentive stock option (“ISO”) under Section 422 of the Code:

(a) This Option shall cease to qualify for tax treatment as an ISO if (and to the extent) this Option is exercised by Optionee (i) more than three months after Optionee’s Termination Date for any reason other than permanent disability, or (ii) more than twelve months after the Termination Date due to permanent disability.

(b) This Option shall cease to qualify for tax treatment as an ISO if (and to the extent) this Option is (i) exercised by Optionee’s estate, or by a person who by bequest or inheritance, or by reason of the Optionee’s death, acquired the right to exercise this Option, and (ii) at the time of Optionee’s death, (A) more than three months have past since Optionee’s Termination Date, other than as a result of permanent disability, or (B) more than twelve months have past since Optionee’s Termination Date, if termination resulted from permanent disability.

(c) In the event an installment or installments of shares of Common Stock which first become exercisable in whole or in part under this Option and any other ISO held by Optionee during the same calendar year (either pursuant to the schedule set forth on the Stock Option Certificate or due to acceleration) have an aggregate exercise price in excess of $100,000, then this Option shall be deemed to be a non-qualified stock option with respect to the excess shares of Common Stock. In such event, the determination of the non-qualified stock option status attributable to the excess shares shall be made by assigning the first $100,000 of aggregate exercise price on the basis of the order in which the ISOs were granted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the          day of                     , 20    .

PRIVATEBANCORP, INC.

By:

Its:

OPTIONEE

Printed Name:

Certificate Number	Number of Shares

PRIVATEBANCORP, INC.

STOCK OPTION CERTIFICATE

THIS CERTIFIES THAT                                                   has been awarded an INCENTIVE STOCK OPTION to purchase              shares of Common Stock, without par value, of PRIVATEBANCORP, INC. (the “Company”) at a price per share of $             (which is the closing price of the Company’s Common Stock on the date hereof and which shall for all purposes constitute the “Fair Market Value”) , subject to the terms and conditions of this Certificate, the related Stock Option Agreement and the PrivateBancorp, Inc. Incentive Compensation Plan.

Subject to earlier termination as provided in the Stock Option Agreement or Incentive Compensation Plan, this OPTION shall expire ten (10) years from the date of this Certificate. Except as may be otherwise provided in the Stock Option Agreement or Incentive Compensation Plan, this OPTION shall be exercisable as to all or a portion of the number of shares set forth above as follows:

On and After the Following Dates, But Prior to Expiration	Maximum Percentage Taking into Account Prior Exercises
[second anniversary of date of grant]	50%

[third anniversary of date of grant]	75%

[fourth anniversary of date of grant]	100%

IN WITNESS WHEREOF, PRIVATEBANCORP, INC. has caused this Stock Option Certificate to be signed by its duly authorized officer this              day of                     , 20        .

By:

Its: